Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER
NET INCOME OF $394.8 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.80

Total Revenue up 7% YoY	Return on Average Common Equity 14.9%	Common Equity Tier 1 Capital 10.1%

CHICAGO, OCTOBER 19, 2022 — Northern Trust Corporation today reported third quarter net income per diluted common share of $1.80, compared to $1.86 in the second quarter of 2022 and $1.80 in the third quarter of 2021. Net income was $394.8 million, compared to $396.2 million in the prior quarter and $395.7 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s third quarter results reflected consistent execution in the face of challenging macroeconomic and market conditions. Revenue grew 7% compared to last year, as the elimination of money market fee waivers and the favorable impact from higher interest rates more than offset market and currency-related declines in trust fees. Expenses increased 9% due to higher head count and continued inflationary cost pressures. We approach the end of the year on solid footing and remain focused on serving the needs of our clients and the communities of which we are a part, while generating value for our shareholders.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q3 2022 vs.
($ In Millions except per share data)	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Trust, Investment and Other Servicing Fees	$1,078.7	$1,143.4	$1,111.0	(6)%	(3)%
Other Noninterest Income	163.1	166.6	176.4	(2)	(8)
Net Interest Income (FTE*)	525.3	469.8	357.1	12	47
Total Revenue (FTE*)	$1,767.1	$1,779.8	$1,644.5	(1)%	7%

Noninterest Expense	$1,229.8	$1,223.6	$1,128.7	1%	9%
Provision for Credit Losses	0.5	4.5	(13.0)	N/M	N/M
Provision for Income Taxes	129.7	144.4	122.4	(10)	6
FTE Adjustment*	12.3	11.1	10.7	9	15
Net Income	$394.8	$396.2	$395.7	—%	—%

Earnings Allocated to Common and Potential Common Shares	$375.4	$388.3	$376.5	(3)%	—%
Diluted Earnings per Common Share	$1.80	$1.86	$1.80	(3)%	—%
Return on Average Common Equity	14.9%	15.7%	13.7%
Return on Average Assets	1.07%	1.03%	1.00%
Average Assets	$146,402.2	$154,084.1	$156,452.8	(5)%	(6)%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

ACCOUNTING RECLASSIFICATION
Beginning in the first quarter of 2022, Trust, Investment and Other Servicing fees were impacted by the change in classification of certain fees that were previously recorded in Other Operating Income or as a reduction of Other Operating Expense but resulted in no impact to net income. The accounting reclassification increased Trust, Investment and Other Servicing fees in the third quarter of 2022 by $15.6 million, with a $6.2 million decrease in Other Operating Income and a $9.4 million increase in Other Operating Expense. The classification changes are deemed to be a better representation of the underlying nature of the business as they are directly tied to client asset levels and the related services are more akin to our core service offerings. Prior-year amounts have not been reclassified.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change September 30, 2022 vs.
($ In Billions)	September 30, 2022*	June 30, 2022	September 30, 2021	June 30, 2022	September 30, 2021
Assets Under Custody/Administration
Asset Servicing	$11,954.0	$12,812.2	$14,800.2	(7)%	(19)%
Wealth Management	868.0	921.5	976.0	(6)	(11)
Total Assets Under Custody/Administration	$12,822.0	$13,733.7	$15,776.2	(7)%	(19)%
Assets Under Custody(1)
Asset Servicing	$9,125.5	$9,771.2	$11,283.6	(7)%	(19)%
Wealth Management	860.8	913.0	962.9	(6)	(11)
Total Assets Under Custody	$9,986.3	$10,684.2	$12,246.5	(7)%	(18)%
Assets Under Management
Asset Servicing	$873.7	$950.0	$1,159.5	(8)%	(25)%
Wealth Management	336.2	352.8	372.9	(5)	(10)
Total Assets Under Management	$1,209.9	$1,302.8	$1,532.4	(7)%	(21)%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q3 2022 vs.
($ In Millions)	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$407.3	$433.8	$460.2	(6)%	(12)%
Investment Management	136.0	148.4	113.6	(8)	20
Securities Lending	21.7	21.6	20.2	1	8
Other	38.2	38.9	36.2	(2)	6
Total Asset Servicing	$603.2	$642.7	$630.2	(6)%	(4)%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$171.3	$177.4	$178.8	(3)%	(4)%
East	124.1	128.1	130.2	(3)	(5)
West	92.5	98.7	97.0	(6)	(5)
Global Family Office (GFO)	87.6	96.5	74.8	(9)	17
Total Wealth Management	$475.5	$500.7	$480.8	(5)%	(1)%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,078.7	$1,143.4	$1,111.0	(6)%	(3)%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees decreased sequentially and from the prior-year quarter.
▪Custody and fund administration fees decreased sequentially primarily due to unfavorable markets, unfavorable currency translation and lower transaction volumes. Custody and fund administration fees decreased from the prior-year quarter primarily due to unfavorable currency translation and unfavorable markets, partially offset by new business.
▪Investment management fees decreased sequentially primarily due to unfavorable markets and asset outflows. Investment management fees increased from the prior-year quarter primarily due to lower money market fund fee waivers and the accounting reclassification previously discussed, partially offset by asset outflows and unfavorable markets.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS
Total Wealth Management trust, investment and other servicing fees decreased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) decreased sequentially primarily due to unfavorable markets. Fees in the regions decreased from the prior-year quarter primarily due to unfavorable markets, partially offset by lower money market fund fee waivers.
•Fees in GFO decreased sequentially primarily due to unfavorable markets. Fees in GFO increased from the prior-year quarter primarily due to lower money market fund fee waivers and new business, partially offset by unfavorable markets.

OTHER NONINTEREST INCOME
				% Change Q3 2022 vs.
($ In Millions)	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Other Noninterest Income
Foreign Exchange Trading Income	$64.7	$77.6	$66.4	(17)%	(3)%
Treasury Management Fees	9.3	10.6	11.2	(13)	(18)
Security Commissions and Trading Income	32.1	32.8	36.5	(2)	(12)
Other Operating Income	57.3	45.6	62.3	26	(8)
Investment Security Gains (Losses), net	(0.3)	—	—	N/M	N/M
Total Other Noninterest Income	$163.1	$166.6	$176.4	(2)%	(8)%
N/M - Not meaningful
Foreign exchange trading income decreased sequentially primarily driven by lower client volumes and decreased foreign exchange swap activity in Treasury.
Security commissions and trading income decreased compared to the prior-year quarter primarily due to lower interest rate swap activity.
Other operating income increased sequentially primarily due to lower expenses related to existing swap agreements related to Visa Inc. Class B common shares and favorable impacts of currency remeasurement. Other operating income decreased compared to the prior-year quarter primarily driven by lower miscellaneous income and the accounting reclassification previously discussed, partially offset by increased income related to a bank-owned life insurance program.

NET INTEREST INCOME
				% Change Q3 2022 vs.
($ In Millions)	Q3 2022	Q2 2022	Q3 2021	Q2 2022		Q3 2021
Net Interest Income
Interest Income (FTE*)	$811.6	$535.9	$362.0	51%		124%
Interest Expense	286.3	66.1	4.9	N/M		N/M
Net Interest Income (FTE*)	$525.3	$469.8	$357.1	12%		47%
Average Earning Assets	$132,147	$139,902	$143,953	(6)%		(8)%
Net Interest Margin (FTE*)	1.58%	1.35%	0.98%	23	bps	60	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis increased sequentially and from the prior-year quarter primarily due to a higher net interest margin, partially offset by lower average earning assets.
The net interest margin on an FTE basis increased sequentially primarily due to higher average interest rates. The net interest margin on an FTE basis increased from the prior-year quarter primarily due to higher average interest rates and favorable balance sheet mix shift.
Average earning assets decreased sequentially and from the prior-year quarter due to lower levels of short-term interest-bearing deposits with banks and lower levels of securities, partially offset by higher levels of loans. The decline in the size of the average balance sheet was primarily the result of lower levels of client deposits.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change September 30, 2022 vs.
($ In Millions)	September 30, 2022	June 30, 2022	September 30, 2021	June 30, 2022	September 30, 2021
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$199.9	$189.9	$207.0	5%	(3)%
Provision for Credit Losses	0.5	4.5	(13.0)	N/M	N/M
Net Recoveries (Charge-Offs)	(4.5)	5.5	1.1	N/M	N/M
Ending Allowance for Credit Losses	$195.9	$199.9	$195.1	(2)%	—%
Allowance assigned to:
Loans and Leases	$138.7	$138.2	$143.9	—%	(4)%
Undrawn Loan Commitments and Standby Letters of Credit	40.7	43.5	39.8	(7)	2
Debt Securities and Other Financial Assets	16.5	18.2	11.4	(9)	44
Ending Allowance for Credit Losses	$195.9	$199.9	$195.1	(2)%	—%
N/M - Not meaningful
Q3 2022
The provision in the current quarter was primarily due to an increase in the collective basis reserve, driven by a weaker macroeconomic outlook, partially offset by improvements in credit quality mainly within the commercial and institutional portfolio. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.
Q2 2022
The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis, partially offset by recoveries in the prior quarter. The increase in the collective basis reserve was primarily driven by a projected decline in economic conditions at the time as compared to the previous period, partially offset by improvements in credit quality mainly within the commercial real estate and commercial and institutional portfolios.
Q3 2021
The release of credit reserves in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by improvements in projected economic conditions at the time and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

NONINTEREST EXPENSE
				% Change Q3 2022 vs.
($ In Millions)	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Noninterest Expense
Compensation	$553.3	$546.5	$496.0	1%	12%
Employee Benefits	109.9	119.6	101.7	(8)	8
Outside Services	220.9	213.1	210.7	4	5
Equipment and Software	212.4	203.5	185.2	4	15
Occupancy	51.3	51.0	53.9	1	(5)
Other Operating Expense	82.0	89.9	81.2	(9)	1
Total Noninterest Expense	$1,229.8	$1,223.6	$1,128.7	1%	9%
End of Period Full-Time Equivalent Staff	23,100	22,500	20,800	3%	11%
Compensation expense increased sequentially primarily due to higher salary expense, partially offset by lower incentives and favorable currency translation. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expense, partially offset by favorable currency translation.
Employee benefits expense decreased sequentially primarily due to a decline in pension-related expense, inclusive of a $17.0 million pension settlement charge in the current quarter as compared to a $20.3 million charge in the prior quarter. Employee benefits expense increased compared to the prior-year quarter primarily due to a higher pension settlement charge in the current quarter as compared to the prior-year quarter.
Outside services expense increased sequentially primarily due to higher technical services costs and consulting services. Outside services expense increased compared to the prior-year quarter primarily due to higher consulting services and technical services costs, partially offset by lower third-party advisory fees.
Equipment and software expense increased sequentially primarily due to higher software amortization costs. Equipment and software expense increased compared to the prior-year quarter primarily due to higher software costs driven by continued technology investments as well as amortization.
Other operating expense decreased sequentially primarily due to lower miscellaneous expenses.

PROVISION FOR INCOME TAX
				% Change Q3 2022 vs.
($ In Millions)	Q3 2022	Q2 2022	Q3 2021	Q2 2022		Q3 2021
Net Income
Income before Income Taxes	$524.5	$540.6	$518.1	(3)%		1%
Provision for Income Taxes	129.7	144.4	122.4	(10)		6
Net Income	$394.8	$396.2	$395.7	—%		—%
Effective Tax Rate	24.7%	26.7%	23.6%	(197)	bps	113	bps
bps - basis points
The effective tax rate decreased sequentially primarily due to reserves for uncertain tax positions recognized in the prior quarter. The effective tax rate increased compared to the prior-year quarter primarily due to an increased impact of limitations on the U.S. foreign tax credit.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $159.5 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $158.4 million to common stockholders and increased its quarterly cash dividend to $0.75 per share on common stock from the previous $0.70 per share. The Corporation repurchased 11,080 shares of common stock, all of which were withheld related to share-based compensation, at a total cost of $1.1 million ($96.43 average price per share). The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2022, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
An increase in accumulated other comprehensive loss, which was primarily due to an increase in net unrealized losses on the available for sale debt securities portfolio largely from higher interest rates, contributed to the current quarter’s change in capital ratios from the prior quarter.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	September 30, 2022*		June 30, 2022		September 30, 2021
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	10.1%	11.4%	10.5%	11.6%	11.9%	13.0%	N/A	4.5%
Tier 1 Capital	11.1	12.5	11.5	12.7	12.9	14.1	6.0	6.0
Total Capital	12.2	13.5	12.6	13.7	14.3	15.4	10.0	8.0
Tier 1 Leverage	7.0	7.0	6.7	6.7	7.1	7.1	N/A	4.0
Supplementary Leverage	N/A	7.7	N/A	7.6	N/A	8.4	N/A	3.0

	September 30, 2022*		June 30, 2022		September 30, 2021
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	10.7%	12.2%	11.0%	12.3%	12.5%	13.8%	6.5%	4.5%
Tier 1 Capital	10.7	12.2	11.0	12.3	12.5	13.8	8.0	6.0
Total Capital	11.6	13.0	11.9	13.1	13.7	14.9	10.0	8.0
Tier 1 Leverage	6.7	6.7	6.3	6.3	6.8	6.8	5.0	4.0
Supplementary Leverage	N/A	7.4	N/A	7.2	N/A	8.1	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2022			2021
($ in Millions)	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Interest Income
Interest Income - GAAP	$799.3	$524.8	$383.5	$362.2	$351.3
Add: FTE Adjustment	12.3	11.1	6.7	10.0	10.7
Interest Income (FTE) - Non-GAAP	$811.6	$535.9	$390.2	$372.2	$362.0

Net Interest Income - GAAP	$513.0	$458.7	$381.0	$360.6	$346.4
Add: FTE Adjustment	12.3	11.1	6.7	10.0	10.7
Net Interest Income (FTE) - Non-GAAP	$525.3	$469.8	$387.7	$370.6	$357.1

Net Interest Margin - GAAP	1.54%	1.31%	1.03%	0.96%	0.95%
Net Interest Margin (FTE) - Non-GAAP	1.58%	1.35%	1.05%	0.99%	0.98%

Total Revenue
Total Revenue - GAAP	$1,754.8	$1,768.7	$1,718.7	$1,667.0	$1,633.8
Add: FTE Adjustment	12.3	11.1	6.7	10.0	10.7
Total Revenue (FTE) - Non-GAAP	$1,767.1	$1,779.8	$1,725.4	$1,677.0	$1,644.5

NORTHERN TRUST CORPORATION THIRD QUARTER 2022 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s third quarter earnings conference call will be webcast on October 19, 2022.
The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 25 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2022, Northern Trust had assets under custody/administration of US$12.8 trillion, and assets under management of US$1.2 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Twitter @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q3 2022 vs.
	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,078.7	$1,143.4	$1,111.0	(6)%	(3)%
Foreign Exchange Trading Income	64.7	77.6	66.4	(17)	(3)
Treasury Management Fees	9.3	10.6	11.2	(13)	(18)
Security Commissions and Trading Income	32.1	32.8	36.5	(2)	(12)
Other Operating Income	57.3	45.6	62.3	26	(8)
Investment Security Gains (Losses), net	(0.3)	—	—	N/M	N/M
Total Noninterest Income	1,241.8	1,310.0	1,287.4	(5)	(4)

Net Interest Income
Interest Income	799.3	524.8	351.3	52	128
Interest Expense	286.3	66.1	4.9	N/M	N/M
Net Interest Income	513.0	458.7	346.4	12	48

Total Revenue	1,754.8	1,768.7	1,633.8	(1)	7

Provision for Credit Losses	0.5	4.5	(13.0)	N/M	N/M

Noninterest Expense
Compensation	553.3	546.5	496.0	1	12
Employee Benefits	109.9	119.6	101.7	(8)	8
Outside Services	220.9	213.1	210.7	4	5
Equipment and Software	212.4	203.5	185.2	4	15
Occupancy	51.3	51.0	53.9	1	(5)
Other Operating Expense	82.0	89.9	81.2	(9)	1
Total Noninterest Expense	1,229.8	1,223.6	1,128.7	1	9

Income before Income Taxes	524.5	540.6	518.1	(3)	1
Provision for Income Taxes	129.7	144.4	122.4	(10)	6
NET INCOME	$394.8	$396.2	$395.7	—%	—%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$378.6	$391.5	$379.5	(3)%	—%
Earnings Allocated to Participating Securities	3.2	3.2	3.0	(1)	8
Earnings Allocated to Common and Potential Common Shares	$375.4	$388.3	$376.5	(3)%	—%

Per Common Share
Net Income
Basic	$1.80	$1.86	$1.81	(3)%	—%
Diluted	1.80	1.86	1.80	(3)	—

Average Common Equity	$10,050.7	$10,022.1	$10,968.0	—%	(8)%
Return on Average Common Equity	14.9%	15.7%	13.7%
Return on Average Assets	1.07%	1.03%	1.00%

Cash Dividends Declared per Common Share	$0.75	$0.70	$0.70	7%	7%

Average Common Shares Outstanding (000s)
Basic	208,400	208,384	208,116
Diluted	208,889	208,878	208,923
Common Shares Outstanding (EOP) (000s)	208,416	208,387	207,661
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2022	2021	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,390.5	$3,250.1	4%
Foreign Exchange Trading Income	223.2	215.7	3
Treasury Management Fees	31.0	33.7	(8)
Security Commissions and Trading Income	101.1	104.3	(3)
Other Operating Income	144.0	171.6	(16)
Investment Security Gains (Losses), net	(0.3)	—	N/M
Total Noninterest Income	3,889.5	3,775.4	3

Net Interest Income
Interest Income	1,707.6	1,044.3	64
Interest Expense	354.9	22.2	N/M
Net Interest Income	1,352.7	1,022.1	32

Total Revenue	5,242.2	4,797.5	9

Provision for Credit Losses	7.0	(70.0)	N/M

Noninterest Expense
Compensation	1,663.7	1,500.8	11
Employee Benefits	333.8	323.5	3
Outside Services	647.4	625.2	4
Equipment and Software	609.4	540.2	13
Occupancy	153.4	156.9	(2)
Other Operating Expense	251.6	220.4	14
Total Noninterest Expense	3,659.3	3,367.0	9

Income before Income Taxes	1,575.9	1,500.5	5
Provision for Income Taxes	395.6	361.6	9
NET INCOME	$1,180.3	$1,138.9	4%
Preferred Stock Dividends	37.1	37.1	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,143.2	$1,101.8	4%
Earnings Allocated to Participating Securities	9.5	9.9	(3)
Earnings Allocated to Common and Potential Common Shares	$1,133.7	$1,091.9	4%

Per Common Share
Net Income
Basic	$5.44	$5.24	4%
Diluted	5.43	5.22	4

Average Common Equity	$10,231.0	$10,763.4	(5)%
Return on Average Common Equity	14.9%	13.7%
Return on Average Assets	1.02%	0.98%

Cash Dividends Declared per Common Share	$2.15	$2.10	2%

Average Common Shares Outstanding (000s)
Basic	208,271	208,199
Diluted	208,859	209,003
Common Shares Outstanding (EOP) (000s)	208,416	207,661
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				September 30, 2022 vs.
	September 30, 2022	June 30, 2022	September 30, 2021	June 30, 2022	September 30, 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$39,635.8	$37,948.3	$49,960.3	4%	(21)%
Interest-Bearing Due from and Deposits with Banks(3)	4,097.4	5,354.6	5,338.6	(23)	(23)
Federal Funds Sold	30.1	10.0	—	N/M	N/M
Securities Purchased under Agreements to Resell	1,166.2	1,171.8	872.8	—	34
Securities
U.S. Government	2,601.9	2,645.3	2,661.1	(2)	(2)
Obligations of States and Political Subdivisions	3,396.4	3,453.3	3,751.2	(2)	(9)
Government Sponsored Agency	21,525.7	22,219.8	24,750.5	(3)	(13)
Other(4)	26,293.1	28,173.8	29,106.3	(7)	(10)
Total Securities	53,817.1	56,492.2	60,269.1	(5)	(11)
Loans and Leases	43,991.9	41,207.8	39,456.6	7	11
Total Earning Assets	142,738.5	142,184.7	155,897.4	—	(8)
Allowance for Credit Losses	(154.4)	(154.7)	(155.3)	—	(1)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,000.3	2,357.6	1,875.2	(15)	7
Buildings and Equipment	469.2	476.6	493.6	(2)	(5)
Client Security Settlement Receivables	3,077.3	2,284.7	1,954.3	35	57
Goodwill	679.0	690.0	705.5	(2)	(4)
Other Assets	11,029.7	9,947.4	8,315.0	11	33
Total Assets	$159,839.6	$157,786.3	$169,085.7	1%	(5)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,968.5	$30,857.0	$30,580.4	—%	1%
Savings Certificates and Other Time	1,217.1	785.0	882.1	55	38
Non-U.S. Offices - Interest-Bearing	68,503.7	69,951.1	68,192.8	(2)	—
Total Interest-Bearing Deposits	100,689.3	101,593.1	99,655.3	(1)	1
Federal Funds Purchased	4,364.8	389.2	0.2	N/M	N/M
Securities Sold under Agreements to Repurchase	561.4	799.4	573.6	(30)	(2)
Other Borrowings	7,153.6	3,514.9	5,617.4	104	27
Senior Notes	2,707.4	3,305.8	2,527.7	(18)	7
Long-Term Debt	1,068.3	1,094.1	1,160.6	(2)	(8)
Floating Rate Capital Debt	—	—	277.9	N/M	(100)
Total Interest-Related Funds	116,544.8	110,696.5	109,812.7	5	6
Demand and Other Noninterest-Bearing Deposits	27,858.1	32,081.5	42,269.3	(13)	(34)
Other Liabilities	4,406.3	3,938.6	5,104.9	12	(14)
Total Liabilities	148,809.2	146,716.6	157,186.9	1	(5)
Common Equity	10,145.5	10,184.8	11,013.9	—	(8)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,030.4	11,069.7	11,898.8	—	(7)
Total Liabilities and Stockholders’ Equity	$159,839.6	$157,786.3	$169,085.7	1%	(5)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q3 2022 vs.
	Q3 2022	Q2 2022	Q3 2021	Q2 2022	Q3 2021
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$30,598.3	$36,708.4	$40,540.6	(17)%	(25)%
Interest-Bearing Due from and Deposits with Banks(3)	3,976.8	4,227.6	5,165.4	(6)	(23)
Federal Funds Sold	5.1	2.2	0.1	129	N/M
Securities Purchased under Agreements to Resell	1,270.9	1,149.3	840.9	11	51
Securities
U.S. Government	2,637.3	2,648.1	2,669.3	—	(1)
Obligations of States and Political Subdivisions	3,437.9	3,486.6	3,691.0	(1)	(7)
Government Sponsored Agency	21,774.7	22,468.3	24,414.0	(3)	(11)
Other(4)	26,979.1	28,464.0	28,221.4	(5)	(4)
Total Securities	54,829.0	57,067.0	58,995.7	(4)	(7)
Loans and Leases	41,466.4	40,747.0	38,410.7	2	8
Total Earning Assets	132,146.5	139,901.5	143,953.4	(6)	(8)
Allowance for Credit Losses	(154.1)	(155.8)	(161.1)	(1)	(4)
Cash and Due from Banks and Other Central Bank Deposits(5)	1,903.1	2,559.1	2,011.5	(26)	(5)
Buildings and Equipment	481.2	487.7	500.0	(1)	(4)
Client Security Settlement Receivables	1,667.1	1,587.8	1,283.6	5	30
Goodwill	685.5	693.8	709.2	(1)	(3)
Other Assets	9,672.9	9,010.0	8,156.2	7	19
Total Assets	$146,402.2	$154,084.1	$156,452.8	(5)%	(6)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$29,089.3	$30,967.5	$28,472.3	(6)%	2%
Savings Certificates and Other Time	986.0	792.3	870.9	24	13
Non-U.S. Offices - Interest-Bearing	64,057.3	63,900.7	70,210.8	—	(9)
Total Interest-Bearing Deposits	94,132.6	95,660.5	99,554.0	(2)	(5)
Federal Funds Purchased	1,967.5	922.8	165.8	113	N/M
Securities Sold under Agreements to Repurchase	489.6	596.7	293.0	(18)	67
Other Borrowings	5,991.1	4,186.7	5,526.8	43	8
Senior Notes	2,969.6	2,885.1	2,840.7	3	5
Long-Term Debt	1,087.6	1,096.4	1,166.2	(1)	(7)
Floating Rate Capital Debt	—	—	277.8	N/M	(100)
Total Interest-Related Funds	106,638.0	105,348.2	109,824.3	1	(3)
Demand and Other Noninterest-Bearing Deposits	24,355.5	33,733.3	30,241.4	(28)	(19)
Other Liabilities	4,473.1	4,095.6	4,534.2	9	(1)
Total Liabilities	135,466.6	143,177.1	144,599.9	(5)	(6)
Common Equity	10,050.7	10,022.1	10,968.0	—	(8)
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	10,935.6	10,907.0	11,852.9	—	(8)
Total Liabilities and Stockholders’ Equity	$146,402.2	$154,084.1	$156,452.8	(5)%	(6)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2022						2021
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,078.7		$1,143.4		$1,168.4		$1,111.0		$1,111.0
Other Noninterest Income	163.1		166.6		169.3		195.4		176.4
Net Interest Income	513.0		458.7		381.0		360.6		346.4
Total Revenue	1,754.8		1,768.7		1,718.7		1,667.0		1,633.8
Provision for Credit Losses	0.5		4.5		2.0		(11.5)		(13.0)
Noninterest Expense	1,229.8		1,223.6		1,205.9		1,168.9		1,128.7
Income before Income Taxes	524.5		540.6		510.8		509.6		518.1
Provision for Income Taxes	129.7		144.4		121.5		103.2		122.4
Net Income	$394.8		$396.2		$389.3		$406.4		$395.7

Per Common Share
Net Income - Basic	$1.80		$1.86		$1.78		$1.92		$1.81
- Diluted	1.80		1.86		1.77		1.91		1.80
Cash Dividends Declared per Common Share	0.75		0.70		0.70		0.70		0.70
Book Value (EOP)	48.68		48.87		50.51		53.58		53.04
Market Value (EOP)	85.56		96.48		116.45		119.61		107.81

Financial Ratios
Return on Average Common Equity	14.9%		15.7%		14.2%		14.5%		13.7%
Return on Average Assets	1.07		1.03		0.97		1.00		1.00
Net Interest Margin (GAAP)	1.54		1.31		1.03		0.96		0.95
Net Interest Margin (FTE*)	1.58		1.35		1.05		0.99		0.98

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$11,954.0		$12,812.2		$14,513.0		$15,183.2		$14,800.2
Wealth Management	868.0		921.5		1,031.1		1,065.6		976.0
Total Assets Under Custody / Administration	$12,822.0		$13,733.7		$15,544.1		$16,248.8		$15,776.2

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$9,125.5		$9,771.2		$10,987.5		$11,554.8		$11,283.6
Wealth Management	860.8		913.0		1,022.9		1,057.5		962.9
Total Assets Under Custody	$9,986.3		$10,684.2		$12,010.4		$12,612.3		$12,246.5

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$873.7		$950.0		$1,091.6		$1,191.0		$1,159.5
Wealth Management	336.2		352.8		396.2		416.1		372.9
Total Assets Under Management	$1,209.9		$1,302.8		$1,487.8		$1,607.1		$1,532.4

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans and Leases	$76.4		$89.7		$100.8		$122.3		$141.0
Other Real Estate Owned (OREO)	—		0.1		0.2		3.0		0.2
Total Nonaccrual Assets	$76.4		$89.8		$101.0		$125.3		$141.2
Nonaccrual Assets / Loans and Leases and OREO	0.17%		0.22%		0.26%		0.31%		0.36%
Gross Charge-offs	$(5.4)		$—		$(0.1)		$(0.3)		$—
Gross Recoveries	0.9		5.5		3.3		1.4		1.1
Net Recoveries (Charge-offs)	$(4.5)		$5.5		$3.2		$1.1		$1.1
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	(0.04)%		0.05%		0.03%		0.01%		0.01%
Allowance for Credit Losses Assigned to:
Loans and Leases	$138.7		$138.2		$136.3		$138.4		$143.9
Undrawn Loan Commitments and Standby Letters of Credit	40.7		43.5		37.5		34.1		39.8
Debt Securities and Other Financial Assets	16.5		18.2		16.1		12.2		11.4
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.8	x	1.5	x	1.4	x	1.1	x	1.0	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.